EXHIBIT 99.1

For Immediate Release

Contact:                         Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Operating Results for the Second Quarter and First Half of Fiscal 2015

Greenwich, Connecticut, June 8, 2015 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the three and six month periods ended April 30, 2015.

Diluted Funds from Operations (FFO) for the quarter ended April 30, 2015 was $9,549,000 or $0.28 per Class A Common share and $0.25 per Common share, compared to $8,037,000 or $0.26 per Class A Common share and $0.23 per Common share in last year's second quarter.   For the first six months of fiscal 2015, diluted FFO amounted to $17,629,000 or $0.52 per Class A Common share and $0.46 per Common share compared to $16,009,000 or $0.52 per Class A Common share and $0.46 per Common share in the corresponding period of fiscal 2014.  The FFO amounts above include significant non-recurring items in fiscal 2015 and 2014.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these non-recurring items on the company's Diluted FFO.  After removing these non-recurring items from both the three and six-month periods of fiscal 2015 and 2014, our adjusted Diluted FFO for the three month period ended April 30, 2015 was $9,727,000 or $0.29 per diluted Class A Common share and $0.25 per diluted Common share compared with $8,079,000 or $0.26 per diluted Class A Common share and $0.23 per diluted Common share in last year's second quarter.  Our adjusted FFO for the six month period ended April 30, 2015 was $19,843,000 or $0.58 per diluted Class A Common share and $0.52 per diluted Common share compared with $16,422,000 or $0.53 per diluted Class A Common share and $0.47 per diluted Common share in last year's first six months.

Net income from continuing operations applicable to Class A Common and Common stockholders for the second quarter of fiscal 2015 was $3,677,000 or $0.11 per diluted Class A Common share and $0.10 per diluted Common share compared to $2,881,000 or $0.09 per diluted Class A Common share and $0.08 per diluted Common share in last year's second quarter.  Net income from continuing operations applicable to Class A Common and Common stockholders for the first six months of fiscal 2015 was $5,794,000 or $0.17 per diluted Class A Common share and $0.15 per diluted Common share compared to $5,893,000 or $0.19 per diluted Class A Common share and $0.17 per diluted Common share in the first six months of fiscal 2014.  Net income in the six-month period ended April 30, 2014 included a gain on sale of properties of $12,612,000.

The per share amounts for both FFO and net income for the six months ended April 30, 2015 and 2014 include one-time property acquisition costs of $1.9 million and $413,000, respectively.  The acquisition costs of $1.9 million in the first half of fiscal 2015 were incurred when the company purchased four retail properties in New Jersey in December 2014 for $124.6 million (exclusive of the acquisition related expenses).  In addition, the per share amounts for both FFO and net income include the dilutive effect of the issuance of 3 million shares of a new Series G preferred stock and 2.875 million Class A Common shares in a follow-on public offering.  The Series G preferred stock was issued in October and early November 2014 and the Class A Common shares were issued in early November 2014.  The preferred stock offering raised $72.6 million of which $61.5 million was used to redeem the company's Series D preferred stock on November 21, 2014.  The balance of the Series G preferred stock proceeds, along with $59.9 million of proceeds raised in the Class A Common share offering, were used to fund a portion of the $124.6 million purchase price of the four New Jersey retail properties.  As a result of issuing the Series G preferred stock a month before the Series D could be redeemed, the company incurred $268,000 in preferred stock dividends that will not be recurring.

At April 30, 2015, the company's consolidated core properties were 95.5% leased (versus 94.8% at the end of fiscal 2014) and 94.9% occupied.  The above percentages exclude the company's unconsolidated joint ventures and the company's White Plains property.  In November, 2014, the company obtained a zoning change from the City of White Plains to convert this property to a higher and better use.  On this basis, the company is maintaining vacancies to make potential redevelopment possible.  At April 30, 2015, the company had equity interests in seven unconsolidated joint ventures (741,000 square feet), which were approximately 98.4% leased (97.7% at October 31, 2014).

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "During 2014 and continuing into the first half of fiscal 2015, we had continued success with one of the company's most important ongoing priorities which has been, and will continue to be, leasing the remaining vacant space in our portfolio.  The percentage of our portfolio leased as of the end of our second quarter of fiscal 2015 increased to 95.5% which is the highest percentage it has been in many years.  This increased percentage of the portfolio leased, coupled with the accretive acquisitions we completed in the first quarter of fiscal 2015, are some of the reasons why our recurring Class A Common FFO per share for the six month and three month periods ended April 30, 2015 is up 9.4% and 11.5%, respectively.  In November, the City of White Plains approved a zoning change to permit the re-development of our Westchester Pavilion center in White Plains, NY from a 191,000 square foot all retail property to a significantly denser mixed use development of up to 860,000 square feet.   As previously announced, we have entered into a contract to sell this property and are working with the buyer to satisfy certain contingencies and assist them with their site plan approvals.  We are aggressively continuing our search for additional high quality retail shopping centers that meet our investment objectives.  We are currently in contract to purchase a free-standing grocery store in northern New Jersey and have acquisition possibilities in the pipeline that we hope to conclude later this year."
At their regular quarterly meeting, the Directors of Urstadt Biddle Properties Inc. declared regular quarterly dividends on the Company's Class A Common Stock (UBA) and Common Stock (UBP).  The dividends were declared in the amount of $0.255 for each share of Class A Common Stock and $0.225 for each share of Common Stock.  The dividends were declared at the same rate as the previous quarter and are the 182nd consecutive quarterly dividends declared since the Company began operating in 1969.
Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 73 properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 182 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 21 consecutive years.
Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2015 and 2014
 (in thousands, except per share data)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2015	2014	2015	2014

Revenues
Base rents	$42,186	$36,993	$21,175	$18,780
Recoveries from tenants	15,648	13,133	8,502	6,751
Lease termination income	44	52	-	-
Other income	678	968	373	421
Total Revenues	58,556	51,146	30,050	25,952

Expenses
Property operating	12,039	10,876	6,953	5,950
Property taxes	9,036	8,567	4,574	4,235
Depreciation and amortization	11,293	9,435	5,767	4,859
General and administrative	4,279	4,087	2,011	1,983
Provision for tenant credit losses	526	359	183	232
Acquisition costs	1,946	413	178	42
Directors' fees and expenses	191	172	77	82
Total Operating Expenses	39,310	33,909	19,743	17,383

Operating Income	19,246	17,237	10,307	8,569

Non-Operating Income (Expense):
Interest expense	(6,694)	(5,009)	(3,430)	(2,605)
Equity in net income from unconsolidated joint ventures	947	805	473	499
Interest, dividends and other investment income	143	70	128	19
Income From Continuing Operations Before Discontinued Operations	13,642	13,103	7,478	6,482
Discontinued operations:
Income from discontinued operations	-	141	-	-
Gain on sale of properties	-	12,612	-	-
Income from discontinued operations	-	12,753	-	-

Net Income	13,642	25,856	7,478	6,482

Noncontrolling interests:
Net income attributable to noncontrolling interests	(384)	(304)	(231)	(148)
Net income attributable to Urstadt Biddle Properties Inc.	13,258	25,552	7,247	6,334
Preferred stock dividends	(7,464)	(6,906)	(3,570)	(3,453)

Net Income Applicable to Common and Class A Common Stockholders	$5,794	$18,646	$3,677	$2,881

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.15	$0.17	$0.10	$0.08
Income from discontinued operations	$-	$0.37	$-	$-
Net Income Applicable to Common Stockholders	$0.15	$0.54	$0.10	$0.08

Per Class A Common Share:
Income from continuing operations	$0.17	$0.19	$0.11	$0.09
Income from discontinued operations	$-	$0.41	$-	$-
Net Income Applicable to Class A Common Stockholders	$0.17	$0.60	$0.11	$0.09

Weighted Average Shares Outstanding (Diluted):
Common	8,677	8,443	8,751	8,542
Class A Common	26,324	23,392	26,396	23,427

Results of Operations

The following information summarizes the Company's results of operations for the six month and three month periods ended April 30, 2015 and 2014 (amounts in thousands):

	Six Months Ended
	April 30,				Change Attributable to:
Revenues	2015	2014	Increase (decrease)	% Change	Property Acquisitions/Sales		Properties Held In Both Periods (Note 1)
Base rents	$42,186	$36,993	$5,193	14.0%	$4,468		$725
Recoveries from tenants	15,648	13,133	2,515	19.2%	1,552		963
Other income	678	968	-290	-30.0%	42		-332

Operating Expenses
Property operating expenses	12,039	10,876	1,163	10.7%	669		494
Property taxes	9,036	8,567	469	5.5%	643		-174
Depreciation and amortization	11,293	9,435	1,858	19.7%	1,511		347
General and administrative expenses	4,279	4,087	192	4.7%	n/	a	n/	a

Other Income/Expenses
Interest expense	6,694	5,009	1,685	33.6%	1,715		-30
Interest, dividends and other investment income	143	70	73	104.3%	n/	a	n/	a

Note 1 – Properties held in both periods includes only properties owned for the entire periods of 2015 and 2014.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

	Three Months Ended
	April 30,				Change Attributable to:
Revenues	2015	2014	Increase (decrease)	% Change	Property Acquisitions/Sales		Properties Held In Both Periods (Note 2)
Base rents	$21,175	$18,780	$2,395	12.8%	$2,550		$-155
Recoveries from tenants	8,502	6,751	1,751	25.9%	904		847
Other income	373	421	-48	-11.4%	14		-62

Operating Expenses
Property operating expenses	6,953	5,950	1,003	16.9%	392		611
Property taxes	4,574	4,235	339	8.0%	343		-4
Depreciation and amortization	5,767	4,859	908	18.7%	801		107
General and administrative expenses	2,011	1,983	28	1.4%	n/	a	n/	a

Other Income/Expenses
Interest expense	3,430	2,605	825	31.7%	911		-86
Interest, dividends and other investment income	128	19	109	573.7%	n/	a	n/	a

Note 2 – Properties held in both periods includes only properties owned for the entire periods of 2014 and 2013.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

Revenues:
Base rents increased by 14.0% to $42.2 million for the six month period ended April 30, 2015 compared with $37.0 million in the comparable period of 2014.  Base rents increased by 12.8% to $21.2 million for the three month period ended April 30, 2015 compared with $18.8 million in the comparable period of 2014. The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions/Sales:

In fiscal 2014 and the first six months of fiscal 2015, the Company purchased equity interests in ten properties totaling approximately 670,000 square feet of GLA and sold two properties totaling 280,000 square feet of GLA, whose operating results are included in continuing operations.   These properties accounted for all of the revenue and expense changes attributable to property acquisitions and sales during the three and six month periods ended April 30, 2015.  The Company also sold two properties in fiscal 2014 that are included in discontinued operations.  The revenue and expense changes for these two properties are not included in the above variance analysis.

Properties Held in Both Periods:

Revenues
Base rents increased during the six month period ended April 30, 2015 by $725,000 when compared with the corresponding prior period primarily as the result of the Company completing the re-development and re-tenanting of two shopping centers after the first half of fiscal 2014.  Base rents decreased during the three month period ended April 30, 2015 by $154,000 when compared with the corresponding prior period primarily as the result of two leases expiring at the Company's Westchester Pavilion property.  The Company is in the process of re-developing, or potentially selling this property and allowing the property to become vacant in order to accomplish either of these scenarios.

In the first six months of fiscal 2015, the Company leased or renewed 265,000 square feet (or approximately 6.28% of the total consolidated core property leasable area).  At April 30, 2015, the Company's consolidated core properties were approximately 95.5% leased (excluding pavilion), an increase of 0.7% from the end of fiscal 2014. Overall core property occupancy increased to 94.9% at April 30, 2015, up from 94.15% at the end of fiscal 2014.

In the six month and three month periods ended April 30, 2015, recoveries from tenants for properties owned in both periods (which represent reimbursement from tenants for operating expenses and property taxes) increased by a net $963,000 and $847,000, respectively. This increase was a result of an increase in the percentage of the portfolio that is leased, which allows the Company to bill and collect a higher percentage of operating costs from its tenants.  This net increase was offset slightly by an increase in operating expenses at our properties held in the six month and three month periods ended April 30, 2015.  This operating expense increase was predominantly the result of an increase in snow removal costs.

Expenses
Property operating expenses for properties held in both periods increased in the six month and three month periods ended April 30, 2015 when compared with the corresponding prior periods by $494,000 and $611,000, respectively, as a result of an increase in expenses relating to snow removal cost.

Real estate taxes for properties held in both periods decreased in the six month and three month periods ended April 30, 2015 when compared with the corresponding prior periods as a result of a reduction in tax expense at the company's Westchester Pavilion property.

Interest expense for properties owned in the six month and three month periods ended April 30, 2015 was relatively unchanged as a result of normal amortization of secured mortgages causing a reduction in interest expense.

Depreciation and amortization for properties held in both periods increased in the six month and three month periods ended April 30, 2015 when compared with the corresponding prior periods by $347,000 and $107,000, respectively, as a result of increased depreciation on three properties that were in various stages of re-development in fiscal 2014.

General and administrative expense increased in the six month and three month periods ended April 30, 2015 when compared with the corresponding prior periods by $192,000 and $28,000, respectively, as a result of increased compensation expense for increased staffing at the Company over the last two quarters of fiscal 2014 and the first half of fiscal 2015.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The Company defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Funds from Operations
Six Months and Three Months Ended April 30, 2015 and 2014
 (in thousands, except per share data)

	Six Months Ended April 30,		Three Months Ended April 30,
	2015	2014	2015	2014
Net Income Applicable to Common and Class A Common Stockholders	$5,794	$18,646	$3,677	$2,881

Real property depreciation	9,367	7,697	4,808	3,921
Amortization of tenant improvements and allowances	1,670	1,450	822	781
Amortization of deferred leasing costs	221	252	119	140
Depreciation and amortization on unconsolidated joint ventures	702	576	354	314
(Gain)/loss on sale of asset	(125)	(12,612)	(231)	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$17,629	$16,009	$9,549	$8,037

Funds from Operations (Diluted) Per Share:
Common	$.46	$.46	$.25	$.23
Class A Common	$.52	$.52	$.28	$.26

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations after removing excess preferred stock dividends and acquisition costs for the six months and three months ended April 30, 2015 (Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Six Months Ended April 30,		Three Months Ended April 30,
	2015	2014	2015	2014
Net Income Applicable to Common and Class A Common Stockholders	$5,794	$18,646	$3,677	$2,881
Add: Acquisition costs	1,946	413	178	42
Add: Excess preferred stock dividends (Note 1)	268	-	-	-
Net Income Applicable to Common and Class A Common Stockholders	8,008	19,059	3,855	2,923

Real property depreciation	9,367	7,697	4,808	3,921
Amortization of tenant improvements and allowances	1,670	1,450	822	781
Amortization of deferred leasing costs	221	252	119	140
Depreciation and amortization on unconsolidated joint ventures	702	576	354	314
(Gain)/loss on sale of asset	(125)	(12,612)	(231)	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$19,843	$16,422	$9,727	$8,079

Funds from Operations (Diluted) Per Share:
Common	$.52	$.47	$.25	$.23
Class A Common	$.58	$.53	$.29	$.26

Note 1 – The Company sold preferred stock in October and November of 2014 for the principal purpose of redeeming its Series D preferred stock.  The company redeemed the Series D on November 21, 2014.  The company incurred excess preferred stock dividends of $268,000 in the first quarter of fiscal 2015 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series D preferred stock.

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Second Quarter April 30, 2015
 (in thousands)

Balance Sheet Highlights
(in thousands)
	April 30,	October 31,
	2015	2014
	(Unaudited)
Assets
Cash and Cash Equivalents	$5,472	$73,029

Real Estate investments before accumulated depreciation	$962,032	$830,304

Investments in and advances to unconsolidated joint ventures	$39,090	$39,213

Total Assets	$875,047	$819,005

Liabilities
Revolving credit lines	$15,250	$15,550

Unsecured term loan	$25,000	$25,000

Mortgage notes payable and other loans	$268,052	$205,147

Total Liabilities	$328,418	$325,098

Redeemable Noncontrolling Interests	$16,724	$18,864

Total Stockholders' Equity	$529,905	$475,043